Exhibit 99.1
Marathon Oil Provides Preliminary First Quarter 2021 Update

Houston, Apr. 20, 2021 -- Marathon Oil Corporation (NYSE: MRO) today provided preliminary information regarding certain first quarter 2021 financial and operational estimates in light of uncertainty from Winter Storm Uri. The Company will report final first quarter results on Wednesday, May 5, after the close of U.S. financial markets. The Company will conduct a conference call on Thursday, May 6, at 9 a.m. ET.

Preliminary 1Q21 Results
•    Cash flow from operations of $610 million to $630 million, including $10 million to $20 million of negative changes in working capital
•    Cash additions to property, plant, and equipment of approximately $200 million
•    Total Company oil production of 172,000 net bopd with sales of 168,000 net bopd; total Company oil-equivalent production of 345,000 net boed with sales of 341,000 net boed; difference between production and sales due primarily to an underlift in Equatorial Guinea
•    Estimated unhedged U.S. segment realizations1 of approximately $55/bbl for oil, $24/bbl for NGLs, and $6.30/mcf for natural gas; International segment oil realizations of approximately $44/bbl
•    Realized derivative loss of $71 million
•    General and administrative expense of approximately $90 million, including $11 million of severance expense and $13 million of corporate aircraft lease termination expense, both related to cost reduction actions during first quarter 2021

Footnotes:
1 Inclusion of realized gains (losses) on crude oil derivative instruments would have decreased average price realizations by approximately $4.60 per bbl for first quarter 2021.

Exhibit 99.1
Forward-Looking Statements
This release contains forward-looking statements. All statements, other than statements of historical fact, including, without limitation, statements regarding the Company's anticipated results of operations and financial performance, including estimates related to cash flow from operations, cash additions to property, plant and equipment, production, segment realizations, derivative losses and general and administrative expenses. Words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "outlook," "plan," "positioned," "project," "seek," "should," "target," "will," "would," or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or estimate as to its results, such expectation or estimate is expressed in good faith and believed to be reasonable at the time such statement is made. However, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: any adjustments to our results of operations recognized as part of our regular process for producing and reviewing our financial statements for completed periods; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, NGLs and natural gas and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the U.S. and Equatorial Guinea, including changes in foreign currency exchange rates, interest rates, and inflation rates; actions taken by the members of the Organization of the Petroleum Exporting Countries and Russia affecting the production and pricing of crude oil; other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to the Company's hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liability resulting from litigation; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; non-performance by third parties of contractual obligations; unforeseen hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the government or military response thereto; cyber-attacks; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; other geological, operating and economic considerations; and the risk factors, forward-looking statements and challenges and uncertainties described in the Company's 2020 Annual Report on Form 10-K and other public filings and press releases, available at https://ir.marathonoil.com/. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Media Relations Contact
Stephanie Gentry: 713-296-3307

Investor Relations Contacts:
Guy Baber: 713-296-1892
John Reid: 713-296-4380